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                                                                     Exhibit 4.1

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                          VERIZON GLOBAL FUNDING CORP.,
                                     Issuer

                          VERIZON COMMUNICATIONS, INC.,
                                     Parent

                                       and

                               WACHOVIA BANK, N.A.
                 (formerly known as First Union National Bank),
                                     Trustee

                         -----------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 29, 2004

                                       TO

                                    INDENTURE

                          Dated as of December 1, 2000

                         -----------------------------

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      SECOND SUPPLEMENTAL INDENTURE, dated as of September 29, 2004, among
VERIZON GLOBAL FUNDING CORP., a corporation duly incorporated and existing under the laws of Delaware and having its principal office at 3900 Washington Street, 2nd Floor, Wilmington, Delaware, 19802 (hereinafter referred to as the "Company"), VERIZON COMMUNICATIONS INC., a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 1095 Avenue of the Americas, New York, New York (hereinafter referred to as the "Parent"), and WACHOVIA BANK, N.A. (formerly known as First Union National
Bank), a banking association organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the "Trustee") under the Indenture dated as of December 1, 2000, among the Company, the Parent and the Trustee (hereinafter referred to as the "Original Indenture"), as supplemented by the First Supplemental Indenture dated as of May 15, 2001 (hereinafter referred to the "First Supplemental Indenture"). The Original Indenture, as supplemented by the First Supplemental Indenture, is hereinafter referred to as the "Indenture." All capitalized terms used herein and not defined shall have the meaning set forth in the Indenture, but in the event of a conflict between any definition set forth in the Indenture and any definition set forth in this Second Supplemental Indenture, the definition set forth in this Second Supplemental Indenture shall control.

                                    RECITALS

      WHEREAS, the Company has previously issued its Zero-Coupon Convertible Notes due 2021 pursuant to Indenture (the "Notes");

      WHEREAS, in accordance with clause (12) of Section 901 of the Original Indenture, the Company, the Parent and the Trustee may enter into one or more supplemental indentures to the Original Indenture without the consent of the Holders of Securities to, among other things, surrender any right or power therein conferred upon the Company or Parent;

      WHEREAS, the Company desires to irrevocably surrender its right to elect to make payment of the purchase price of the Notes tendered to the Company at the option of the Holder with shares of Parent Common Stock or a combination of cash and shares of Parent Common Stock; and

      WHEREAS, the Company and the Parent have determined that the requirements of the Indenture have been satisfied and have requested the Trustee to join with them in the execution and delivery of this Second Supplemental Indenture; all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized.

      NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and the Parent covenant and agree with the Trustee as follows:

      The Company hereby irrevocable surrenders its right, set forth in Section 1107 of the Indenture (which applies only to the Notes pursuant to Section 2.03 of the First Supplemental

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Indenture), to elect that payment of the Purchase Price of Securities to be purchased on any Purchase Date pursuant to Paragraph 6 of the Securities be made in shares of Parent Company Common Stock or in any combination of cash and shares of Parent Common Stock; and as a result of the surrender of rights set forth herein, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1107(a) has been given shall be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

                                      * * *

      This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

      Nothing in this Second Supplemental Indenture or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders (to the extent specified herein or therein) any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

      This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                      * * *

      IN WITNESS WHEREOF, the undersigned being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                          VERIZON GLOBAL FUNDING CORP.

                                          By:        /s/ Janet M. Garrity
                                                --------------------------------
                                                Name:  Janet M. Garrity
                                                Title:  President and Treasurer
Attest:

   /s/ Jane A. Schapker
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Name:  Jane A. Schapker
Title:  Secretary

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                                          VERIZON COMMUNICATIONS INC.

                                          By:         /s/ William F. Heitmann
                                                --------------------------------
                                                Name:  William F. Heitmann
                                                Title:  Senior Vice President
                                                        and Treasurer

Attest:

   /s/ Jane A. Schapker
-----------------------------
Name:  Jane A. Schapker
Title:  Assistant Secretary

                                          WACHOVIA BANK, N.A.

                                          By:     /s/ C. Hromych
                                                -------------------------------
                                          Name:  C. Hromych
                                          Title: Vice President

Attest:

   /s/ Stacy L. Mitchell
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Title:  AVP

(SEAL)